UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 22, 2015

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35512	45-3691816
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 South Boston Avenue, Suite 600 Tulsa, Oklahoma	74103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (918) 947-8550

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 22, 2015, Midstates Petroleum Company, Inc. (the “Company”) held its Annual Meeting. At the Annual Meeting, the Company’s stockholders were requested to: (1) elect seven directors, each for a term of one year; (2) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers; (3) approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter Amendment”) to effect, at the discretion of the board of directors (the “Board”), a reverse split of the Company’s common stock (“Common Stock”) and a reduction in the number of authorized shares of the Company’s Common Stock; and (4) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accountants for 2015.

The Company’s Series A Mandatorily Convertible Preferred Stock (the “Preferred Stock”) entitles holders of the Preferred Stock to vote on most matters submitted to the holders of the Common Stock for approval, except that the holders of the Preferred Stock are not permitted to vote on proposals involving the election of directors and proposals seeking the approval of certain transactions where the holders of the Preferred Stock would be entitled to consideration at least equal to the current liquidation preference. Each share of Common Stock outstanding on the record date is entitled to one vote and each share of Preferred Stock is entitled to vote with the holders of our Common Stock on permitted matters on an as-converted to Common Stock basis utilizing the then-current conversion ratio. As of the record date, 71,672,519 shares of Common Stock were outstanding and entitled to be voted at the Annual Meeting and 325,000 shares of Preferred Stock were outstanding and convertible into 29,393,933 shares of Common Stock.

The following are the final voting results on proposals considered and voted upon at the meeting, each of which is more fully described in the Company’s proxy statement filed on April 29, 2015:

1.              Each of the directors that were up for election was elected to the Board for a term of one year. Votes regarding the election of the directors up for election to the Board were as follows:

NOMINEE	VOTES FOR	WITHHELD	BROKER NON-VOTES
Frederic F. Brace	40,796,742	476,635	20,123,807
Thomas C. Knudson	40,856,609	416,768	20,123,807
George A. DeMontrond	40,705,367	568,010	20,123,807
Alan J. Carr	40,874,993	398,384	20,123,807
Bruce Stover	40,880,673	392,704	20,123,807
Robert E. Ogle	40,873,573	399,804	20,123,807
John Mogford	40,705,826	567,551	20,123,807

2.              The Board proposal seeking approval of, on a non-binding advisory basis, the compensation of the Company’s named executive officers was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
69,564,964	1,043,981	58,364	20,123,807

3.         The Board proposal seeking approval of the Charter Amendment was approved. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
84,551,012	5,778,746	461,358	0

4.         Deloitte & Touche LLP was ratified as the Company’s independent registered public accounting firm for 2015. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
89,676,843	879,161	235,112	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: May 28, 2015	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Vice President — Land, Legal & Corporate Secretary